UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 3, 2016, TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse”) issued a press release announcing its financial and operating results for the fiscal quarter ended September 30, 2016 and providing information relating to its previously announced webcast being held to discuss such results. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Form 8-K under Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

On November 3, 2016, TreeHouse issued a press release announcing its intention to close a facility in Delta, British Columbia and reduce its manufacturing footprint in Battle Creek, Michigan. Production in the Delta, British Columbia facility is expected to cease in early 2018 and the partial closure of the Battle Creek facility is expected to begin in January 2017 and occur over a 15-month period. A copy of the press release, including initial estimates of the financial estimates of the financial impact to TreeHouse, is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Resignation of President

On November 3, 2016, TreeHouse announced that Christopher D. Sliva announced his resignation as President in order to pursue another career opportunity. Dennis F. Riordan, Executive Vice President and Chief Financial Officer, whose upcoming retirement was previously announced, has committed to remain with TreeHouse and serve as President while TreeHouse conducts a search for a new President. The information required by Items 401(b), (d) and (e) of Regulation S-K regarding Mr. Riordan’s background is incorporated herein by reference to, and can be found in, TreeHouse’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 2, 2016.

Also on November 3, 2016, TreeHouse issued a press release announcing the resignation of Mr. Sliva. A copy of the press release is filed as Exhibit 99.3 to this report and is incorporated herein by reference.

Appointment of Chief Financial Officer

On November 3, 2016, TreeHouse announced that Matthew J. Foulston, 52, will be appointed Executive Vice President & Chief Financial Officer. Mr. Foulston most recently was Executive Vice President and Chief Financial Officer of Compass Minerals International, Inc. (NYSE: CMP), where he was responsible for accounting, financial planning and reporting, tax, internal audit, capital investment management and investor relations. To ensure a smooth transition, Mr. Foulston has agreed to remain with Compass Minerals through December 1, 2016. Consequently, he will join TreeHouse no later than December 2, 2016.

Prior to joining Compass Minerals in 2014, Mr. Foulston was Senior Vice President of Operations and Corporate Finance at Navistar International and Vice President and Chief Financial Officer at Navistar Truck. Mr. Foulston previously held senior leadership positions at Mazda North America and Ford Motor Company in Germany, the United Kingdom and the United States. Mr. Foulston earned his Bachelors of Science with honors in Economics from Loughborough University in Leicestershire, United Kingdom.

In connection with his appointment as Executive Vice President and Chief Financial Officer, TreeHouse entered into an offer letter, dated as of November 2, 2016 (the “Offer Letter”), and an employment agreement, dated as of November 2, 2016 (the “Employment Agreement”), with Mr. Foulston. The Employment Agreement has an initial term of three years, with automatic one-year renewals thereafter unless either party gives 90 days’ advance notice of intent not to renew the term. Pursuant to the Employment Agreement, Mr. Foulston will receive an annual base salary of $570,000, and he will be eligible for an annual performance bonus with a target amount of $513,000 (prorated for 2016). Mr. Foulston also will receive a one-time signing bonus of $304,817 to compensate him for value associated with Compass Minerals benefits forfeited in the transition. Mr. Foulston will be eligible to participate in the employee benefit plans and programs generally available to executive officers of TreeHouse, including a relocation assistance program, and starting in January 2018, will be eligible for an annual perquisite allowance of $10,000.

In addition, Mr. Foulston will be eligible to participate in the TreeHouse, Inc. Equity and Incentive Plan (the “Incentive Plan”) and will receive annual grants thereunder valued at $1,350,000 per year. With respect to 2016, Mr. Foulston will receive, on the last day of his first month of employment, a prorated grant under the Incentive Plan valued at $499,500, comprised 50% of stock options and 50% of restricted stock units. On the last day of his first month of employment, Mr. Foulston will also receive a grant of restricted stock units under the Incentive Plan valued at $220,000, which will vest 33% on each of the first and second anniversaries of the grant date and 34% on the third anniversary of the grant date.

Pursuant to the Employment Agreement, Mr. Foulston is entitled to receive severance benefits upon certain terminations of his employment, subject to Mr. Foulston’s timely execution and non-revocation of a waiver and release of claims. In the event that Mr. Foulston’s employment is terminated by TreeHouse without “Cause” or by Mr. Foulston for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Foulston will be entitled to receive an amount equal to the sum of (i) two times his annual base salary and (ii) two times the annual performance bonus that Mr. Foulston would have received had he remained employed by TreeHouse for the entire calendar year in which the termination occurs, based on actual performance and prorated for the number of days in the year that Mr. Foulston was actually employed by TreeHouse. If such a termination without “Cause” or for “Good Reason” occurs within the two-year period immediately following a “Change of Control” (as such term is defined in the Employment Agreement), Mr. Foulston will instead be entitled to receive (in lieu of the severance payment described in the preceding sentence) an amount equal to the sum of (a) three times his annual base salary and (b) three times the annual performance bonus that Mr. Foulston would have received had he remained employed by TreeHouse for the entire calendar year in which the termination occurs, assuming performance at target. In the event of a termination of employment without “Cause,” for “Good Reason” or due to Mr. Foulston’s “Disability” (as defined in the Employment Agreement), Mr. Foulston will also be entitled to continued participation in the medical, dental, hospitalization and life insurance benefit plans in which he was participating until the earlier of (1) the third anniversary of his termination of employment, (2) his death or (3) the date(s) on which he receives equivalent coverage under the employee benefit plans of a subsequent employer.

The foregoing description of the terms of Mr. Foulston’s employment is not complete and is qualified in its entirety by the full text of the Offer Letter and the Employment Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Also on November 3, 2016, TreeHouse issued a press release announcing the appointment of Mr. Foulston. A copy of the press release is filed as Exhibit 99.4 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1*	Employment Offer Letter, dated as of November 2, 2016 between TreeHouse and Matthew Foulston

10.2*	Employment Agreement, dated as of November 2, 2016 between TreeHouse and Matthew Foulston

99.1	Press Release dated November 3, 2016, announcing financial results for the fiscal quarter ended September 30, 2016

99.2	Press Release dated November 3, 2016, announcing plans to close Delta, British Columbia facility and downsize Battle Creek, Michigan facility

99.3	Press Release, dated November 3, 2016, announcing the resignation of Christopher D. Sliva

99.4	Press Release, dated November 3, 2016, announcing the appointment of Matthew Foulston

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: November 3, 2016	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1*	Employment Offer Letter, dated as of November 2, 2016 between TreeHouse and Matthew Foulston

10.2*	Employment Agreement, dated as of November 2, 2016 between TreeHouse and Matthew Foulston

99.1	Press Release dated November 3, 2016, announcing financial results for the fiscal quarter ended September 30, 2016

99.2	Press Release dated November 3, 2016, announcing plans to close Delta, British Columbia facility and downsize Battle Creek, Michigan facility

99.3	Press Release, dated November 3, 2016, announcing the resignation of Christopher D. Sliva

99.4	Press Release, dated November 3, 2016, announcing the appointment of Matthew Foulston

*	Management contract or compensatory plan or arrangement.